Exhibit 10.96
                                                                   -------------

                           STAAR SURGICAL CORPORATION

                         INSTRUCTION SHEET FOR INVESTOR




To be read in conjunction with the entire attached Stock Purchase Agreement and Investor Questionnaire. All capitalized terms used but not defined herein shall have the meaning assigned to each such term in the Stock Purchase Agreement.

A. Complete  the  following   items in the Stock  Purchase  Agreement and in the
   Investor Questionnaire:

   1. Provide the information regarding the Investor requested on the signature page to the Stock Purchase Agreement and in the Investor Questionnaire. The Stock Purchase Agreement must be executed by an individual authorized to bind the Investor.

   2. Return the signed Stock Purchase Agreement and Investor Questionnaire to:

                  Sheppard, Mullin, Richter & Hampton LLP
                  333 South Hope Street, 48th Floor
                  Los Angeles, CA  90072
                  Attention:  Charles S. Kaufman, Esq.
                  Phone: (213) 620-1780
                  Facsimile:  (213) 620-1398

            And fax copies to:

                  STAAR Surgical Company
                  Attn:  John Bily, Chief Financial Officer
                  Phone:  (626) 303-7902 ext. 2370
                  Facsimile:  (626) 303-0895

   An executed original Stock Purchase Agreement and Investor Questionnaire or a fax thereof must be received by 5:00 p.m. Los Angeles time on June 12, 2003.

B. Instructions regarding the transfer of funds for the purchase of Shares will be faxed to the Investor at a later date.

C. To resell the Shares after the Registration Statement covering the Shares is effective and the Investor receives notification in the form of Annex II to the Stock Purchase Agreement:

   1. Provided that a suspension of the Registration Statement is not then in effect pursuant to the terms of the Stock Purchase Agreement, the Investor may sell Shares under the Registration Statement subject to the notification provisions in the Stock Purchase Agreement, provided that the Investor arranges for delivery of a current prospectus to the transferee. Upon receipt of a request therefor, the Company has agreed to provide an adequate number of current prospectuses to each Investor and to supply copies to any other parties requiring such prospectuses.

   2. The Investor must also deliver to the Company's transfer agent, with a copy to the Company, a Certificate of Subsequent Sale in the form attached to Exhibit A to Annex II, so that the Shares may be properly transferred.

                            STOCK PURCHASE AGREEMENT



STAAR Surgical Company
1911 Walker Avenue
Monrovia, CA  91016
Phone:  (626) 303-7902 ext. 2370
Facsimile:  (626) 303-0895

Ladies and Gentlemen:

      The undersigned investor (the "Investor"), hereby confirms its agreement with you as follows:

      1. This Stock Purchase Agreement (the "Agreement") is made as of June 11, 2003 between STAAR Surgical Company (the "Company") and the Investor.

      2. The Company has authorized the sale of up to 1,250,000 shares (the "Company Shares") of common stock of the Company, $0.01 par value per share (the "Common Stock"), subject to adjustment by the Company's Board of Directors, to certain investors in a private placement (the "Offering").

      3. The Company and the Investor agree that the Investor will purchase from the Company, and the Company will sell to the Investor, the number of shares of Common Stock set forth opposite the Investor's name on the signature page of this Agreement (the "Shares"), at a purchase price per share of $9.60, pursuant to the Terms and Conditions for Purchase of Shares attached hereto as Annex I and incorporated herein by reference as if fully set forth herein. Unless otherwise requested by the Investor, certificates representing the Shares will be registered in the Investor's name and address as set forth below.

      4. The Investor represents that, except as set forth below, (a) he, she or if it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) neither the Investor, nor any group of which the Investor is a member or to which the Investor is related, beneficially owns (including the right to acquire or vote) any securities of the Company and (c) the Investor has no direct or indirect affiliation or association with any NASD member as of the date hereof.

Exceptions to Paragraph 4:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(If no exceptions, write "none." If left blank, response will be deemed to be "none.")


                      The next page is the signature page.

      Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose. By executing this Agreement, you acknowledge that the Company may use the information in paragraph 4 above and the name and address information below in preparation of the Registration Statement (as defined in Annex I).

AGREED AND ACCEPTED:

                  Company:      STAAR SURGICAL COMPANY

                                By:   __________________________________________
                                      David Bailey
                                      President and Chief Executive Officer

                  Investor:     ________________________________________________
                                            name of investor

                                Number of Shares: _____________

                                By:   __________________________________________
                                      signature of investor or authorized person

                                Its:  __________________________________________
                                            title of authorized person

                                Address:    _________________________
                                _____________________________________
                                _____________________________________
                                Contact Name:     ___________________
                                Facsimile Number: ___________________
                                Email Address:    ___________________

                                Name in which share certificates should
                                be registered (if different):
                                _____________________________________

                                Social Security   ___________________
                                or Tax I.D. No.:  ___________________

                                Address  where shares should be sent (if
                                different):__________________________
                                _____________________________________
                                _____________________________________

                                     ANNEX I

                 TERMS AND CONDITIONS FOR PURCHASE OF SHARES

1. Authorization and Sale of the Shares. Subject to the terms and conditions set forth in this Annex I to the Stock Purchase Agreement (the "Terms and Conditions"), the Company has authorized the sale of up to 1,250,000 Shares of Common Stock. The Company reserves the right to increase or decrease this number.

2. Agreement to Sell and Purchase the Shares; Subscription Date.

         2.1 At the Closing (as defined in Section 3), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions hereinafter set forth, the Shares.

         2.2 The Company is entering into a substantially similar form of stock purchase agreement, including these Terms and Conditions, with the other investors listed along with the Investor on Schedule I hereto (the "Other Investors") and expects to complete sales of shares of Common Stock to them. (The Investor and the Other Investors are hereinafter sometimes collectively referred to as the "Investors," and the Stock Purchase Agreement to which these Terms and Conditions are attached and the stock purchase agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the "Agreements.")

         2.3 The Investor acknowledges that the Company intends to pay Adams, Harkness & Hill, Inc. (in its capacity as placement agent for the Shares, the "Placement Agent") a fee with respect to the sales of Shares to the Investors, such fee not to exceed $25,000, plus 5% of the aggregate purchase of the Shares and all other shares of Common Stock sold to Investors, plus related fees and expenses incurred by the Placement Agent in connection with such sales.

3. Delivery of the Shares at Closing. The completion of the purchase and sale of the Shares (the "Closing") shall occur no later than June 13, 2003 (the "Closing Date"), at the offices of Sheppard, Mullin, Richter & Hampton LLP, the Company's counsel. At the Closing, the Company shall deliver to the Investor one or more stock certificates representing, in the aggregate, the Shares, each such stock certificate to be registered in the name of the Investor or, if so indicated on the signature page of the Stock Purchase Agreement, in the name of a nominee designated by the Investor. If neither the Investor nor a representative of Investor is present at the Closing to take physical delivery of the certificates, then delivery shall be deemed made at Closing by the transmission of a facsimile of the certificates to the Investor (or nominee designated by the Investor) followed by delivery by a nationally recognized overnight express courier.

      The Company's obligation to issue the Shares to the Investor shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company, or the nominee designated by the Company, as applicable, of a certified or official bank check or wire transfer of funds in the full amount of the aggregate purchase price for the Shares; (b) completion of the purchases and sales under the Agreements with the Other
Investors; (c) the accuracy of the representations and warranties made by the Investors and the fulfillment of those undertakings of the Investors to be fulfilled prior to the Closing.

      The Investor's obligation to purchase the Shares shall be subject to the following conditions, any one or more of which may be waived by the Investor:
(a) the representations and warranties of the Company set forth herein shall be true and complete as of the Closing Date in all material respects (or if such representation or warranty is qualified as to materiality, shall be true and complete as of the Closing Date in all respects); (b) the Investor shall have received such documents as the Investor shall reasonably have requested, including an opinion of Company counsel substantially in the form of attached as Exhibit B to Annex II; (c) the Company shall not have experienced a Material Adverse Change (as defined in paragraph 4.11); and (d) the Company shall have delivered to Investor a certificate of its Chief Executive Officer dated as of the Closing Date certifying (i) that the representations and warranties of the Company remain true and complete as of the Closing, (ii) that the Company has performed all covenants in the Agreements to be performed by it on or prior to Closing, (iii) setting forth in detail the capitalization of the Company as of June 11, 2003, (iv) that the Company has not experienced a Material Adverse Change, (v) that the Common Stock has not been suspended from trading on the Nasdaq Stock Market, and (vi) the Company is not subject to a stop order of the Securities and Exchange Commission (the "SEC") or any state securities agency, and the Company has not received notice from the Nasdaq Stock Market that it has failed to comply with any material rule or agreement applicable to it.

4. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Investor, as follows:

         4.1  Organization.  The Company and each of its subsidiaries  listed on
Exhibit 21 to its Annual Report on Form 10-K for the year ended January 3, 2003 (the "Subsidiaries") is duly organized and validly existing and is in good standing under the laws of the jurisdiction of its organization. Each of the Company and its Subsidiaries has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and as described in Company's SEC Documents (as defined in paragraph 4.4), and is registered or qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect upon the business, financial condition, properties or operations of the Company and its Subsidiaries, considered as one enterprise ("Material Adverse Effect"), and to the Company's knowledge, no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

         4.2 Due Authorization and Valid Issuance. The Company has all requisite power and authority to execute, deliver and perform its obligations under the Agreements, and the Agreements have been duly authorized and validly executed and delivered by the Company and constitute legal, valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         4.3 Non-Contravention. The execution and delivery of the Agreements by the Company, the issuance and sale of the Shares to be sold by the Company under the Agreements, the fulfillment of the terms of the Agreements by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (A) conflict with or constitute a violation of, or default (with the passage of time or otherwise) under (i) any material bond, debenture, note or other evidence of indebtedness, or under any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of its Subsidiaries or their respective properties are bound, (ii) the charter, by-laws or other organizational documents of the Company or any Subsidiary, or (iii) any material law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any Subsidiary or their respective properties, or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or any Subsidiary or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them is bound or to which any of the property or assets of the Company or any Subsidiary is subject. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body in the United States is required for the execution and delivery of the Agreements by the Company and the valid issuance and sale of the Shares to be sold by the Company pursuant to the Agreements, other than such as have been made or obtained, and except for any post-closing securities filings or notifications required to be made under federal or state securities laws.

         4.4 Reporting Status. The Company has filed in a timely manner all documents that the Company was required to file under the Securities Exchange Act of 1934, as amended (the "Exchange Act") during the 12 months preceding the date of this Agreement (such filings, including all exhibits, supplements and amendments thereto, the "SEC Documents"). The SEC Documents and all other materials filed with the SEC during such period complied in all material respects with the SEC's requirements as of their respective filing dates, and the information contained therein as of the date thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading.

         4.5 Capitalization. The capitalization of the Company as of April 4, 2003 is as set forth in the SEC Documents. The Company has not issued any capital stock since that date other than pursuant to (i) employee benefit plans disclosed in the SEC Documents, or (ii) outstanding warrants, options or other securities disclosed in the SEC Documents. The Shares to be sold by the Company pursuant to the Agreements have been duly authorized and issued, and when issued and paid for in accordance with the terms of the Agreements, will be fully paid and nonassessable. Except (i) as set forth in the SEC Documents and (ii) except for the Company granting to employees, directors, officers, advisors or consultants of the Company rights, warrants or options to acquire, or instruments convertible into or exchangeable for, authorized but unissued shares of Common Stock from a pool of shares of Common Stock reserved by the Company for such purpose and reported in the SEC Documents, there are no outstanding rights there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company or any Subsidiary, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party or of which the Company has knowledge and relating to the issuance or sale of any capital stock of the Company or any Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options. Without limiting the foregoing, no preemptive right, co-sale right, right of first refusal, registration right (except as set forth herein), or other similar right exists with respect to the Shares to be issued and sold by the Company or the issuance and sale thereof. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Shares by the Company. Except as disclosed in the SEC Documents, there are no stockholders' agreements, voting agreements or other similar agreements with respect to the Common Stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company's stockholders. Except as set forth in the SEC Documents, no holder of any of the securities of the Company has any rights ("demand," "piggyback" or otherwise) to have such securities registered by reason of the intention to file, filing or effectiveness of a Registration Statement (as defined in Section 7.1 hereof).

         4.6 Legal Proceedings. There is no material legal or governmental proceeding pending or, to the knowledge of the Company, threatened to which the Company or any Subsidiary is or may be a party or of which the business or property of the Company or any Subsidiary is subject that is not disclosed in the SEC Documents. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body (including, without limitation, the SEC) pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the wherein an unfavorable decision, ruling or finding could adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under the Agreements.

         4.7 No Violations. Neither the Company nor any Subsidiary is in violation of its charter, bylaws, or other organizational document, or in violation of any material law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any Subsidiary, which violation would have a Material Adverse Effect, or in default (and there exists no condition that, with the passage of time or otherwise, would constitute a default) in any respect in the performance of any material bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or by which the properties of the Company or any Subsidiary are bound that would be reasonably likely to have a Material Adverse Effect.

         4.8 Governmental Permits, Etc. The Company and its Subsidiaries possess all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department, or body that are currently necessary for the operation of their respective business as currently conducted, except where the failure to currently possess could not reasonably be expected to have a Material Adverse Effect.

         4.9 Intellectual Property. The Company and its Subsidiaries own or possess sufficient rights to use all patents, patent rights, trademarks, copyrights, licenses, inventions, trade secrets, trade names and know-how (collectively, "Intellectual Property") that are necessary for the conduct of their respective businesses as now conducted except where the failure to currently own or possess such Intellectual Property would not have a Material Adverse Effect. Except as set forth in the SEC Documents, (i) neither the Company nor any of its Subsidiaries has received any notice of, or has any knowledge of, any infringement of asserted rights of a third party with respect to any Intellectual Property that, individually or in the aggregate, would have a Material Adverse Effect, and (ii) neither the Company nor any of its Subsidiaries has received any notice of any infringement rights by a third party with respect to any Intellectual Property that, individually or in the aggregate, would have a Material Adverse Effect.

         4.10 Financial Statements. The consolidated financial statements of the Company and the Subsidiaries and the related notes contained in the SEC Documents present fairly, in accordance with the rules and regulations of the SEC, the consolidated financial position of the Company and its Subsidiaries as of the dates indicated, and the results of its operations and cash flows for the periods therein specified. Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, except as set forth in the financial statements (and the related notes).

         4.11 No Material Adverse Change. Except as publicly disclosed in the SEC Documents, press releases or in other "public disclosures" as such term is defined in Section 101(e) of Regulation FD of the Exchange Act, since April 4, 2003 there has not been (i) any material adverse change in the financial condition or earnings of the Company and its Subsidiaries taken as a whole, nor has any material adverse event occurred to the Company or any of its Subsidiaries (it being understood that the Company has incurred operating losses), (ii) any obligation, direct or contingent, that is material to the Company and its Subsidiaries taken as a whole, incurred by the Company or any of its Subsidiaries, except obligations incurred in the ordinary course of business, (iii) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (iv) any loss or damage (whether or not insured) to the physical property of the Company or any of its Subsidiaries which has been sustained which has a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its Subsidiaries taken as a whole. Except as publicly disclosed in the SEC Documents, press releases or in other "public disclosures" as such term is defined in Section 101(e) of Regulation FD of the Exchange Act, since April 4, 2003, neither the Company nor any of its Subsidiaries has (a) sold, assigned, transferred, abandoned, mortgaged, pledged or subjected to lien any of its material properties, tangible or intangible, or rights under any material contract, permit, license, franchise or other agreement or (b) waived or cancelled any material indebtedness or other material obligations owed to the Company or any of its Subsidiaries. Except as disclosed in the SEC Documents, the occurrence of any of the events described in clauses (i) through (iv) and clauses (a) and (b) of this paragraph is referred to as a "Material Adverse Change."

         4.12  Nasdaq.  The  Company's  Common Stock is  registered  pursuant to
Section  12(g) of the Exchange Act and is listed on the Nasdaq  National  Market

(the "Nasdaq"). The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the Nasdaq nor to the Company's knowledge is the National Association of Securities Dealers ("NASD") currently contemplating terminating such listing. Upon the Closing, the Company and the Common Stock meet the criteria for continued quotation and trading on the Nasdaq.

         4.13 Listing of the Shares. The Company shall comply with all requirements of the National Association of Securities Dealers, Inc. with respect to the issuance of the Shares and the listing thereof on the Nasdaq National Market. In furtherance thereof, the Company shall use its commercially reasonable efforts to take such actions as may be necessary and as soon as practicable and in no event later than 20 days after the Closing Date to file with the Nasdaq National Market an application or other document required by the Nasdaq National Market and pay all applicable fees for the listing of the Shares with the Nasdaq National Market and shall provide evidence of such filing to the Investors. The Company knows of no reason why the Shares will not be eligible for listing on the Nasdaq National Market.

         4.14 No Manipulation of Stock. The Company has not taken and will not, in violation of applicable law, take, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

         4.15 S-3 Status. The Company meets the requirements for the use of Form S-3 for the registration of the resale of the Shares by the Investors and will use its best efforts to maintain S-3 status with the SEC during the Registration Period (as defined in Section 7.1(c)).

         4.16 Insurance. The Company and its Subsidiaries maintain and will continue to maintain insurance against loss or damage by fire or other casualty and such other insurance, including, but not limited to, product liability insurance, in such amounts and covering such risks as is reasonably adequate consistent with industry practice for the conduct of their respective businesses and the value of their respective properties.

         4.17 Tax Matters. The Company and its Subsidiaries have filed all material federal, state, local and foreign income and franchise and other tax returns required to be filed by any jurisdiction to which it is subject, and has paid or accrued all taxes due in accordance therewith; and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which has had (nor does the Company or any of its Subsidiaries have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its Subsidiaries, would reasonably be expected to have) a Material Adverse Effect.

         4.18 Investment Company. The Company is not an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the SEC thereunder.

         4.19 No Registration. Assuming the accuracy of the representations and warranties made by, and compliance with the covenants of, (i) the Investors in
Section 5 of the Terms and Conditions to each of the Agreements, and (ii) the Placement Agent in the engagement letter of the Placement Agent with the Company (the "Engagement Letter"), no registration of the Shares under the Securities

Act is required in connection with the offer and sale of the Shares by the Company to the Investors as contemplated by the Agreements.

         4.20 Internal Accounting Controls. The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of consolidated financial statements in conformity with generally accepted accounting principles and to maintain asset accountability,
(iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         4.21 Form D. Subject to the continuing accuracy of the representations and warranties made by, and compliance with the covenants of, the Investors in
Section 5 of the Agreements and the Placement Agent in the Engagement Agreement, the Company agrees to file one or more Forms D with respect to the Shares on a timely basis as required under Regulation D under the Securities Act to claim the exemption provided by Rule 506 of Regulation D and to provide a copy thereof to the Investors and their counsel promptly after such filing.

         4.22 Integration and Future Financings

              (a) The Company shall not, and shall use its best efforts to ensure that no affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the Offering in a manner that would require the registration of the issuance of the Shares under the Securities Act.

              (b) The Company shall not offer, sell, contract to sell or issue (or engage any person to assist the Company in taking any such action) any equity securities or securities convertible into, exchangeable for or otherwise entitling the holder to acquire, any Common Stock at a price below the market price of the Common Stock during the period from the date of this Agreement to the effective date of the Registration Statement; provided, however, that nothing in this Section 4.22(b) shall prohibit the Company from issuing securities (i) to employees, directors, officers, advisors or consultants of the Company; (ii) upon exercise of conversion, exchange, purchase or similar rights issued, granted or given by the Company and outstanding as of the date of this Agreement; (iii) pursuant to a public offering underwritten on a firm commitment basis registered under the Securities Act; (iv) for the purpose of funding the acquisition of securities or assets of any entity in a single transaction or a series of related transactions; or (v) pursuant to a strategic partnership or alliance agreement, loan agreement, equipment lease or similar commercial agreement (including licensing and similar arrangements).

         4.23 Use of Proceeds. The Company will use the net proceeds from the sale of the Shares for working capital and general corporate purposes, subject to the Company obtaining from Wells Fargo Business Credit ("Wells Fargo") a waiver of any provision in the Second Amended and Restated Credit Agreement between the Company and Wells Fargo requiring the application of such net proceeds to repayment of indebtedness of the Company to Wells Fargo.

5. Representations, Warranties and Covenants of the Investor.

         5.1 The Investor represents and warrants to, and covenants with, the Company that: (i) the Investor is an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act , and the Investor is also knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares; (ii) the Investor is acquiring the Shares in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares; (iii) the Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge
of) any of the Shares except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; (iv) the Investor has answered all questions on the signature page hereto for use in preparation of the Registration Statement (as defined in
Section 7.1(a)) and the answers thereto are true and complete as of the date hereof and will be true and complete as of the Closing Date; (v) the Investor will notify the Company immediately of any change in any of such information until such time as the Investor has sold all of its Shares or until the Company is no longer required to keep the Registration Statement effective; (vi) the Investor and the Investor's representatives, if any, have been solely responsible for the Investor's own "due diligence" investigation of the Company and its management and business, for its own analysis of the merits and risks of this investment, and for the Investor's own analysis of the fairness and desirability of the terms of the investment; and (vii) the Investor has, in connection with its decision to purchase the Shares, relied only upon the SEC Documents and the representations and warranties of the Company contained herein. The Investor understands that its acquisition of the Shares has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Investor's investment intent as expressed herein. The Investor has completed or caused to be completed and delivered to the Company the Investor Questionnaire attached to this Annex I as Exhibit A, which completed questionnaire is true, correct and complete in all material respects.

         5.2 The Investor acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Shares, or possession or distribution of the offering materials in connection with the issue of the Shares, if any, in any jurisdiction outside the United States where legal action by the Company for that purpose is required. The Investor will comply with all applicable laws and regulations in each foreign jurisdiction, if any, in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense.

         5.3 The Investor hereby covenants with the Company not to make any sale of the Shares without complying with the provisions of this Agreement, including
Section 7.2 hereof, and without causing the prospectus delivery requirement under the Securities Act to be satisfied, and the Investor acknowledges that the certificates evidencing the Shares will be imprinted with a legend that prohibits their transfer except in accordance therewith. The Investor acknowledges that there may occasionally be times when the Company determines that it must suspend the use of the prospectus forming a part of the Registration Statement, as set forth in Section 7.2(c).

         5.4 The Investor further represents and warrants to, and covenants with, the Company that (i) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification and contribution agreements of the Investor herein may be legally unenforceable.

         5.5 The Investor will not, prior to the effectiveness of the Registration Statement, sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to (collectively, a "Disposition") the Common Stock of the Company, nor will the Investor engage in any hedging or other transaction which is designed to or could reasonably be expected to lead to or result in a Disposition of Common Stock by the Investor or any person or entity except as permitted under the Securities Act and the regulations promulgated thereunder. Such prohibited hedging or other transaction would include, without limitation, effecting any short sale or having in effect a short position (whether or not such sale or position is "against the box" and regardless of when such position was entered into) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security (other than a broad-based market basket or index) that includes, relates or derived any significant part of its value from the Shares. The Investor acknowledges that the SEC staff has published an interpretation to the effect that prior to the effectiveness of the Registration Statement a short sale of Common Stock to be covered by the Shares would violate Section 5 of the Securities Act.

         5.6 The Investor understands that nothing in the SEC Documents, this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

6. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made herein by the Company and the Investor shall survive the execution of this Agreement, the delivery to the Investor of the Shares being purchased and the payment therefor.

7. Registration of the Shares; Compliance with the Securities Act.

         7.1 Registration Procedures and Other Matters. The Company shall:

              (a) subject to receipt of necessary information from the Investors, use commercially reasonable efforts to prepare and file with the SEC, as soon as reasonably practicable but in any event within 30 days after the Closing Date, a registration statement (the "Registration Statement") on Form S-3 to enable the resale of the Registrable Shares (as defined below) by the Investors on a delayed or continuous basis under Rule 415 of the Securities Act. "Registrable Shares" means (a) the Shares and (b) Penalty Shares (as defined below), if any;

              (b) use commercially reasonable efforts, subject to receipt of necessary information from the Investors, to cause the Registration Statement to become effective as soon as reasonably practicable but in any event within 120 days after the Closing Date (with respect to this Section 7.1(b), the term "commercially reasonable efforts" shall mean that the Company shall submit to the SEC, within two business days after the Company learns that no review of the Registration Statement will be made by the staff of the SEC or that the staff has no further comments on the Registration Statement, as the case may be, a request for acceleration of effectiveness of the Registration Statement to a time and date not later than 48 hours after the submission of such request);

              (c) use commercially  reasonable  efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith and take all such other actions as may be necessary to keep the Registration Statement current and effective for a period (the "Registration Period") not exceeding, with respect to each Investor's Registrable Shares, the earlier of (i) the second anniversary of the Closing Date, (ii) the date on which the Investor may sell all Shares then held by the Investor within a 90-day period under the volume limitations of Rule 144(e) of the Securities Act, and (iii) such time as all Registrable Shares held by such Investor have been sold (A) pursuant to a registration statement, (B) to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, and/or (C) in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under
Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

              (d) promptly furnish to the Investor with respect to the Shares registered under the Registration Statement such number of copies of the Registration Statement, Prospectuses and Preliminary Prospectuses in conformity with the requirements of the Securities Act and such other documents as the Investor may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Investor;

              (e) promptly take such action as may be necessary to qualify, or obtain, an exemption for the Registrable Shares under such of the state securities laws of United States jurisdictions as shall be necessary to qualify, or obtain an exemption for, the sale of the Registrable Shares in states specified in writing by the Investor; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

              (f) bear all expenses in connection with the procedures in paragraph (a) through (e) of this Section 7.1 and the registration of the Shares pursuant to the Registration Statement, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made with the NASD); (ii) fees and expenses of compliance with federal securities and state "blue sky" or securities laws; (iii) expenses of printing (including printing certificates for the Registrable Securities and Prospectuses), messenger and delivery services and telephone; (iv) all application and filing fees in connection with listing the Registrable Securities on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (v) all fees and disbursements of counsel of the Company and independent certified public accountants of the Company (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance); provided, however, that each Investor shall be responsible for paying the underwriting commissions or brokerage fees, and taxes of any kind (including, without limitation, transfer taxes) applicable to any disposition, sale or transfer of such Investor's Registrable Securities. The Company shall, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, rating agency fees and the fees and expenses of any person, including special experts, retained by the Company;

              (g) advise the Investors, within the two succeeding business days, by e-mail, fax or other type of communication, and, if requested by such person, confirm such advice in writing: (i) after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose, or any other order issued by any state securities commission or other regulatory authority suspending the qualification or exemption from qualification of such Registrable Securities under state securities or "blue sky" laws; and it will promptly use its best efforts to prevent the issuance of any stop order or other order or to obtain its withdrawal at the earliest possible moment if such stop order or other order should be issued; and (ii) when the Prospectus or any Prospectus Supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective.;

              (h) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC;

              (i) use commercially reasonable efforts to cause all Registrable Shares to be listed on each securities exchange or market, if any, on which equity securities issued by the Company are then listed; and

              (j) use commercially reasonable efforts to take all other steps necessary to effect the registration of the Registrable Shares contemplated hereby and to enable the Investors to sell the Shares under Rule 144.

                   7.1.2 The Company further agrees that, in the event that the Registration Statement has not (i) been filed with the SEC within 30 days after the Closing Date or (ii) been declared effective by the SEC within 120 days after the Closing Date, unless the failure to become effective is due to the fault of one or more Investors or the Placement Agent (each such event referred to in clauses (i) and (ii), a "Registration Default"), for all or part of each 30-day period (a "Penalty Period") during which the Registration Default remains uncured, the Company shall issue to the Investor 1% of the Shares, payable in validly issued, fully paid and nonassessable shares of Common Stock (the "Penalty Shares"); provided, however, that if the issuance of Penalty Shares by the Company would result in the Company being required under Nasdaq rules or other applicable rules to obtain the approval of the Company's stockholders, then the Company shall pay cash (in an amount per Penalty Share equal to the average of the Closing Price for the Common Stock for three trading days ending on the last trading day of the Penalty Period) rather than issue such Penalty Shares to the extent needed to avoid such stockholder approval. The Company shall deliver said shares or cash payment to the Investor by the fifth business day after the end of each such Penalty Period. Notwithstanding anything to the contrary in Section 7.3 or any other provision of this Agreement, the issuance of the Penalty Shares or cash as provided in this Section 7.1(k) shall be the Investor's sole and exclusive remedy in the event of any Registration Default; provided, however, that if the foregoing remedy is deemed unenforceable by a court of competent jurisdiction then the Investor shall have all other remedies available at law or in equity. The Penalty Shares, if any, shall be subject to the same restrictions on transfer as those on transfer of Shares, including without limitation the restrictions of Section 5.3, 5.5 and 7.2.

         7.2 Transfer of Shares After Registration; Suspension.

              (a) The Investor agrees that it will not effect any Disposition of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act except as contemplated in the Registration Statement referred to in Section 7.1 and as described below or as otherwise in accordance with the Securities Act, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Investor or its plan of distribution.

              (b) Except in the event that paragraph (c) below applies, the Company shall, at all times during the Registration Period, promptly (i) if deemed necessary by the Company, prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Shares being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Investor copies of any documents filed pursuant to Section 7.2(b)(i); and (iii) inform each Investor that the Company has complied with its obligations in Section 7.2(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Investor to that effect, will use its commercially reasonable efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Investor pursuant to Section 7.2(b)(i) hereof when the amendment has become effective).

              (c) Subject to paragraph (d) below, in the event (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose;
(iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) of any event or circumstance which necessitates the making of any changes in the Registration Statement or prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall deliver a notice in writing to the Investor (the "Suspension Notice") to the effect of the foregoing and, upon receipt of such Suspension Notice, the Investor will refrain from selling any Shares pursuant to the Registration Statement (a "Suspension") until the Investor's receipt of copies of a supplemented or amended prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such prospectus. In the event of any Suspension, the Company will use its commercially reasonable efforts to cause the use of the prospectus so suspended to be resumed as soon as reasonably practicable after the delivery of a Suspension Notice to the Investor. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Investor, the Investor shall be entitled to specific performance in the event that the Company fails to comply with the provisions of this Section 7.2(c).

              (d) Notwithstanding the foregoing paragraphs of this Section 7.2, the Investor shall not be prohibited from selling Registrable Shares under the Registration Statement as a result of Suspensions on more than two occasions (for two separate suspension events) of not more than 45 days each in any twelve month period. If the Investor is prohibited from selling Registrable Shares under the Registration Statement as a result of Suspensions on more than two occasions in any twelve-month period or for more than 45 days on any one occasion, it shall be deemed a Registration Default, and the Company shall issue Penalty Shares or cash, as the case may be, in accordance with the provisions of
Section 7.1(k) based on the number of Registrable Shares that have not been previously sold by the Investor.

              (e) Provided that a Suspension is not then in effect, the Investor may sell Registrable Shares under the Registration Statement, provided that (i) the Investor arranges for delivery of a current Prospectus to the transferee of such Shares and (ii) the Investor must also deliver to the Company's transfer agent, with a copy to the Company, a completed Certificate of Subsequent Sale substantially in the form attached as Exhibit A to Annex II, so that the Registrable Shares may be properly transferred. Upon receipt of a request therefor, the Company has agreed to provide, at its own expense, an adequate number of current Prospectuses (including documents incorporated by reference therein) to the Investor and to supply copies to any other parties requiring such Prospectuses.

         7.3 Indemnification. For the purpose of this Section 7.3:

            (i) the term "Registration Statement" shall include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 7.1; and

            (ii) the term "untrue statement" shall include any untrue statement or alleged untrue statement contained in the Registration Statement or the prospectus related thereto, or any omission or alleged omission to state (1) in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading or (2) in the prospectus a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              (a) The Company agrees to indemnify and hold harmless the Investor (and each officer, director or controlling person of the Investor) from and against any losses, claims, damages or liabilities to which the Investor may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any untrue statement of a material fact contained in the Registration Statement or the prospectus, (ii) any failure by the Company to fulfill any undertaking included in the Registration Statement, or (iii) a breach of any representation, warranty or covenant made by the Company in this Agreement, and the Company will reimburse the Investor (or such officer, director or controlling person of the Investor) on demand for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, or preparing to defend any such action, proceeding or claim, provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, (x) an untrue statement made in such Registration Statement in reliance upon and in conformity with information furnished to the Company by or on behalf of the Investor specifically for use in the preparation of the Registration Statement, (y) the failure of the Investor to comply with its covenants and agreements contained in
Section 7.2 hereof respecting sale of the Shares, or (z) any statement or omission in any prospectus that is corrected in any subsequent prospectus that was delivered to the Investor prior to the pertinent sale or sales by the Investor. Notwithstanding the foregoing, the Company shall not be liable to the Investor (or any officer, director or controlling person of the Investor) for any consequential damages, including lost profits, solely with respect to losses, claims, damages, liabilities or expenses to which such Investor (or any officer, director or controlling person of the Investor) may become subject arising out of, or based upon, any breach of any representation, warranty or covenant made by the Company in this Agreement.

              (b) The Investor agrees (separately and not jointly with any other Investor) to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company), as applicable, from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any failure by the Investor to comply with the covenants and agreements contained in Section 5.3, 5.5 or 7.2 hereof respecting sale of the Shares, or (ii) any untrue statement of a material fact contained in the Registration Statement if such untrue statement was made in reliance upon and in conformity with information furnished by or on behalf of the Investor specifically for use in preparation of the Registration Statement (provided, however, that the Investor shall not be liable in any such case for any untrue statement in any Registration Statement or Prospectus if such statement has been corrected in writing by such Investor and delivered to the Company at least three business days prior to the pertinent sale or sales by the Investor) and the Investor will reimburse the Company (or such officer, director or controlling person) on demand, as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim. Notwithstanding the foregoing, (x) the Investor's aggregate liability pursuant to this subsection
(b) and subsection (d) shall be limited to the net proceeds received by the Investor from the sale of the Registrable Shares and (y) the Investor shall not be liable to the Company for any consequential damages, including lost profits, solely with respect to losses, claims, damages, liabilities or expenses to which the Company (or any officer, director or controlling person as set forth above) may become subject (under the Securities Act or otherwise), arising out of, or based upon, any failure to comply with the covenants and agreements contained in
Section 5.3, 5.5 or 7.2 hereof respecting sale of the Registrable Shares.

              (c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 7.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified person under this Section 7.3 (except to the extent that such omission materially and adversely affects the indemnifying person's ability to defend such action) or from any liability otherwise than under this Section 7.3. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified person promptly after receiving the aforesaid notice from such indemnified person, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

              (d) If the indemnification provided for in this Section 7.3 is unavailable to or insufficient to hold harmless an indemnified person under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying person shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand and the Investor, as well as any of the other Investors under such Registration Statement, on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company, on the one hand, or specifically for use in the preparation of the Registration Statement by the Investor, or any of the other Investors, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Investor and other Investors were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified person as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection
(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Investor shall not be required to contribute any amount in excess of the net proceeds received by the Investor from the sale of the Registrable Shares. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Investor's obligations in this subsection to contribute shall be in proportion to its sale of Shares to which such loss relates and shall be several and not joint with any other Investors.

              (e) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel (or waived such right) during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 7.3, and are fully informed regarding said provisions.

         7.4 Rule 144. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Investor holding Shares purchased hereunder made after the first anniversary of the Closing Date, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will take such further action as the Investor may reasonably request, all to the extent required from time to time to enable the Investor to sell Shares purchased hereunder without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC.

         7.5 Termination of Conditions and Obligations. The conditions precedent imposed by Section 5 or this Section 7 upon the transferability of the Registrable Shares shall cease and terminate as to any particular number of the Shares and the restrictive legend shall be removed when the Registrable Shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Registrable Shares or at such time as an opinion of counsel satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act (provided that such opinion shall not be required if the Company shall be furnished with written documentation reasonably satisfactory to it that such Shares are being transferred in a customary transaction exempt from registration under Rule 144 under the Securities Act or that such Shares are subject to Rule 144(k)).

8. Notices. Except as specifically provided in section 7.1(g), all notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within the United States by first-class registered mail, Express Mail or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered mail, three business days after so mailed,
(ii) if delivered by Express Mail or a nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, (iv) if delivered by facsimile, upon electronic confirmation of receipt and shall be delivered as addressed as follows:

         (a) if to the Company, to:

                        STAAR Surgical Company
                        Attention: John Bily, Chief Financial Officer
                        Phone: (626) 303-7902 ext. 2370
                        Fax:  (626) 303-0895
                        with a copy to:

                        Sheppard, Mullin, Richter & Hampton LLP
                        333 South Hope Street, 48th Floor
                        Los Angeles, CA  90072
                        Attention:  Charles S. Kaufman, Esq.
                        Phone:  (213) 620-1780
                        Fax:   (213) 620-1398

         (b) if to the Investor, at its address on the signature page hereto, or at such other address or addresses as may have been furnished to the Company in writing

9. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

10. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

11. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without giving effect to the principles of conflicts of law.

13. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to such subject matter are expressly cancelled.

14. Finders' Fees. Neither the Company nor the Investor nor any affiliate thereof has incurred any obligation which will result in the obligation of the other party to pay any finder's fee or commission in connection with this transaction, except for fees payable by the Company to the Placement Agent.

15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

16. Confidential Information; 8-K Filing. The Investor represents to the Company that, at all times during the Company's offering of the Shares, the Investor has maintained in confidence all non-public information regarding the Company received by the Investor from the Company or its agents, has not traded in the Company's securities on the basis of any non-public information and covenants that it will continue to maintain in confidence such information until such information becomes generally publicly available, other than through a violation of this provision by the Investor or its agents. Within two (2) business days after the Closing Date, the Company shall file a Form 8-K concerning the Agreements and the transactions contemplated thereby, which Form 8-K shall attach a Form of the Agreements as an exhibit to such Form 8-K (the "8-K

Filing"). From and after the 8-K Filing, the Company hereby acknowledges that no Investor shall be in possession of any material nonpublic information received from the Company or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing.

17. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the Investor, including without limitation and without the need for an express assignment, affiliates of the Investor. With respect to transfers that are not made pursuant to the Registration Statement, the rights and obligations of an Investor under this Agreement shall be automatically assigned by the Investor to any transferee of all or any portion of the Investor's Registrable Shares who is a Permitted Transferee (as defined below); provided, however, that within two business days prior to the transfer, (i) the Company is provided notice of the transfer including the name and address of the transferee and the number of Registrable Shares transferred; and (ii) that such transferee agrees in writing to be bound by the terms of this Agreement. (For purposes of this Agreement, a "Permitted Transferee" shall mean any person who (a) is an "accredited investor," as that term is defined in Rule 501(a) of Regulation D under the Securities Act and (b) is a transferee of at least 25% of the Investor's Registrable Shares received in a transaction permitted under the securities laws of the United States). Upon any transfer permitted by the second sentence of this Section 17, the Company shall be obligated to such transferee to perform all of its covenants under this Agreement as if such transferee were an Investor.

18. Expenses. Each of the Company and the Investors shall bear its own expenses in connection with the preparation and negotiation of the Agreement.

                                   Schedule I


                                    Investors
                                    ---------



[Names]

                                    EXHIBIT A
                STAAR SURGICAL COMPANY INVESTOR QUESTIONNAIRE
               (ALL INFORMATION WILL BE TREATED CONFIDENTIALLY)


To:   STAAR Surgical Company

      This Investor Questionnaire ("Questionnaire") must be completed by each potential investor in connection with the offer and sale of the shares of the common stock, par value $0.01 per share, of STAAR Surgical Company (the "Securities"). The Securities are being offered and sold by STAAR Surgical Company (the "Company") without registration under the Securities Act of 1933, as amended (the "Act"), and the securities laws of certain states, in reliance on the exemptions contained in Section 4(2) of the Act and on Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. The Company must determine that a potential investor meets certain suitability requirements before offering or selling Securities to such investor. The purpose of this Questionnaire is to assure the Company that each investor will meet the applicable suitability requirements. The information supplied by the potential investor will be used in determining whether such investor meets such criteria, and reliance on the private offering exemption from registration is based in part on the information supplied in this Questionnaire.

      This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security. Except as expressly permitted herein, the potential investor's answers are to be kept strictly confidential. However, by signing this Questionnaire the potential investor will be authorizing the Company to provide a completed copy of this Questionnaire to such parties as the Company deems appropriate in order to ensure that the offer and sale of the Securities will not result in a violation of the Act or the securities laws of any state, and that the potential investor otherwise satisfies the suitability standards applicable to purchasers of the Securities. All potential investors must answer all applicable questions and complete, date and sign this Questionnaire. Please print or type the responses and attach additional sheets of paper if necessary to complete the answers to any item.

A. BACKGROUND INFORMATION
   ----------------------

Name: ________________________________________________________________________

Business Address: ____________________________________________________________
                                    (Number and Street)

______________________________________________________________________________
(City)                          (State)                         (Zip Code)

Telephone Number: (___)_______________________________________________________

Residence Address: ___________________________________________________________
                                    (Number and Street)

______________________________________________________________________________
(City)                          (State)                         (Zip Code)

Telephone Number: (___)_______________________________________________________

If an individual:

Age:  _____  Citizenship:     _______________  Where registered to vote:


If a corporation, partnership, limited liability company, trust or other entity:
      Type of entity: ________________________________________________________

      State of formation:__________________  Date of formation:  _____________

Social Security or Taxpayer Identification No. _______________________________


Send all correspondence to (check one):   ___ Residence Address
                                          ___ Business Address

B. STATUS AS ACCREDITED INVESTOR
   -----------------------------

      The undersigned is an "accredited investor" as such term is defined in Regulation D under the Act, as at the time of the sale of the Securities the undersigned falls within one or more of the following categories (Please initial one or more, as applicable):1

      ____ (1) a bank as defined in Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Act; an investment company registered under the Investment Corporation Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a Small Business Investment Corporation licensed by the U.S. Small Business Administration under
Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with the investment decisions made solely by persons that are accredited investors;

      ____ (2) a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

      ____ (3) an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities offered, with total assets in excess of $5,000,000;

      ____ (4) a natural person whose individual net worth, or joint net worth with that person's spouse, at the time of such person's purchase of the Securities exceeds $1,000,000;

      ____ (5) a natural person who had an individual income in excess of $200,000, or joint income with that person's spouse in excess of $300,000, in 2001 and 2002 and has a reasonable expectation of reaching the same income level in 2003;

------------------
1 As used in this Questionnaire, the term "net worth" means the excess of total assets over total liabilities. In computing net worth for the purpose of subsection (4), the principal residence of the investor must be valued at cost, including cost of improvements, or at recently appraised value by an institutional lender making a secured loan, net of encumbrances. In determining income, the investor should add to the investor's adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depiction, contributions to an IRA or KEOGH retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

      ____ (6) a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D; and

      ____ (7) an entity in which all of the equity owners are accredited investors (as defined above).

C. REPRESENTATIONS
   ---------------

      The undersigned hereby represents and warrants to the Corporation as follows:

1. Any purchase of the Securities would be solely for the account of the undersigned and not for the account of any other person or with a view to any resale, fractionalization, division, or distribution thereof.

2. The information contained herein is complete and accurate and may be relied upon by the Corporation, and the undersigned will notify the Corporation immediately of any material change in any of such information occurring prior to the closing, if any, with respect to the purchase of Securities by the undersigned or any co-purchaser.

3. There are no suits, pending litigation, or claims against the undersigned that could materially affect the net worth of the undersigned as reported in this Questionnaire.

4. The undersigned acknowledges that there may occasionally be times when the Corporation determines that it must suspend the use of the prospectus forming a part of the Registration Statement (as such term is defined in the Stock Purchase Agreement to which this Questionnaire is attached), as set forth in Section 7.2(c) of the Stock Purchase Agreement. The undersigned is aware that, in such event, the Securities will not be subject to ready liquidation, and that any Securities purchased by the undersigned would have to be held during such suspension. The overall commitment of the undersigned to investments which are not readily marketable is not excessive in view of the undersigned's net worth and financial circumstances, and any purchase of the Securities will not cause such commitment to become excessive. The undersigned is able to bear the economic risk of an investment in the Securities.

5. In addition to reviewing the Corporation's filings with the Securities and Exchange Commission, the undersigned has carefully considered the potential risks relating to the Corporation and a purchase of the Securities, and fully understands that the Securities are speculative investments which involve a high degree of risk of loss of the undersigned's entire investment.

      IN WITNESS WHEREOF, the undersigned has executed this Questionnaire this _____ day of _______ ___, 2003, and declares under oath that it is truthful and correct.

                                         _____________________________________
                                         Print Name

                                         By:   _______________________________
                                               Signature

                                         Title: _______________________________
                                               (required for any purchaser  that
                                                is a corporation,  partnership,
                                                trust or other entity)

                                    EXHIBIT B

                  Form of Opinion of Counsel to the Company
                  -----------------------------------------

      1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority necessary to own and lease its properties and to conduct its business as described in the SEC Documents, except as would not have a material adverse effect upon the Company and its Subsidiaries taken as a whole. The Company is qualified to do business as a foreign corporation in the state of California.

      2. The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Agreements.

      3. The Agreements have been duly authorized by all necessary corporate action on the part of the Company.

      4. The Agreements constitute valid and binding obligations of the Company, enforceable against the company in accordance with their terms. Each of the Agreements has been duly executed and delivered by the Company.

      5. The Shares to be issued on the date hereof, when issued in compliance with the provisions of the Agreements, including without limitation payment in full of the consideration therefor, will be duly authorized, validly issued, fully paid and nonassessable.

      6. The execution, delivery and performance of the Agreements by the Company and the consummation of the transactions contemplated thereby have not resulted in and will not result in (i) a violation of the Company's Certificate of Incorporation or Bylaws, (ii) a material violation of the Delaware General Corporation Law or any United States Federal Statute, rule or regulation that we have, in the exercise of customary professional diligence, recognized as applicable to the Company, or (iii) a violation of any judgment, order or decree specifically identified in the SEC Documents, or (iv) a default by the Company or any of its Subsidiaries under any of the contracts expressly identified on Schedule A hereto, except as would not have a material adverse effect upon the Company and its Subsidiaries taken as a whole.

      7. No consent, approval or authorization of or designation, declaration or filing with, any United States federal, Delaware corporate or California governmental authority on the part of the Company is required in connection with the valid execution, delivery and performance of the Agreements, or the offer, sale or issuance of the Shares, other than such as have been made or obtained, and except for compliance with the Blue Sky laws and federal securities laws applicable to the offering of the Shares.

      8. Based in part upon the representations made in the Agreements and made by the Placement Agent in the Engagement Letter, the offer, sale and issuance of the Shares to be issued in conformity with the terms of the Agreements constitute transactions exempt from the registration requirements of Section 5 of the Securities Act.

      In addition, to our knowledge, except as disclosed in the SEC Documents, there is no action, suit, proceeding or investigation pending or threatened against the Company or any of its Subsidiaries that (i) questions the validity of the Agreements or the right of the Company or any of its Subsidiaries to enter into the Agreements or (ii) if determined adversely, would be likely to result in a material adverse change in the financial condition or business of the Company and its Subsidiaries taken as a whole. Please note that we have not conducted a docket search in any jurisdiction with respect to litigation that may be pending against the company or any of its Subsidiaries nor have we undertaken any other inquiry whatsoever.

                                    Annex II

                       LETTER REGARDING RESALE PROCEDURES

                              [Company Letterhead]

                                 _________, 2002

         Re: STAAR Surgical Company; Registration Statement on Form S-3
             ----------------------------------------------------------

Dear Selling Stockholder:

      Enclosed please find five (5) copies of a prospectus dated ______________, ____ (the "Prospectus") for your use in reselling your shares of common stock, $0.01 par value (the "Shares"), of STAAR Surgical Company (the "Company"), under the Company's Registration Statement on Form S-3 (Registration No. 333-____________) (the "Registration Statement"), which has been declared effective by the Securities and Exchange Commission. As a selling stockholder under the Registration Statement, you have an obligation to deliver a copy of the Prospectus to each purchaser of your Shares, either directly or through the broker-dealer who executes the sale of your Shares.

      The Company is obligated to notify you in the event that it suspends trading under the Registration Statement in accordance with the terms of the Stock Purchase Agreement between the Company and you. During the period that the Registration Statement remains effective and trading thereunder has not been suspended, you will be permitted to sell your Shares that are included in the Prospectus under the Registration Statement. Upon a sale of any Shares under the Registration Statement, you or your broker will be required to deliver to the Transfer Agent, Registrar and Transfer Company, (1) your restricted stock certificate(s) representing the Shares, (2) instructions for transfer of the Shares sold and (3) a representation letter from your broker, or from you if you are selling in a privately negotiated transaction, or from such other appropriate party, in the form of Exhibit A attached hereto (the "Representation Letter"). The Representation Letter confirms that the Shares have been sold pursuant to the Registration Statement and in a manner described under the caption "Plan of Distribution" in the Prospectus and that such sale was made in accordance with all applicable securities laws, including the prospectus delivery requirements.

      Please note that you are under no obligation to sell your Shares during the registration period. However, if you do decide to sell, you must comply with the requirements described in this letter or otherwise applicable to such sale. Your failure to do so may result in liability under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Please remember that all sales of your Shares must be carried out in the manner set forth under the caption "Plan of Distribution" in the Prospectus if you sell under the Registration Statement. The Company may require an opinion of counsel reasonably satisfactory to the Company if you choose another method of sale. You should consult with your own legal advisor(s) on an ongoing basis to ensure your compliance with the relevant securities laws and regulations.

      You must notify the undersigned if you enter into any arrangement with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker-dealer. Depending on the circumstances, such transactions may require the filing of a supplement to the Prospectus in order to update the information set forth under the caption "Plan of Distribution" in the Prospectus.

      Should you need any additional copies of the Prospectus, or if you have any questions concerning the foregoing, please write to me at STAAR Surgical Company, 1911 Walker Avenue, Monrovia, California, 91016. Thank you.

                                           Sincerely,



                                           John Bily
                                           Chief Financial Officer

                                                                       Exhibit A
                                                                       ---------

                         CERTIFICATE OF SUBSEQUENT SALE
                         ------------------------------

American Stock Transfer & Trust Co.
59 Maiden Lane
New York, NY  10038

            RE: Sale of Shares of Common Stock of STAAR Surgical Company (the "Company") pursuant to the Company's Prospectus dated
                     _____________, ____ (the "Prospectus")

Dear Sir/Madam:

      The undersigned hereby certifies, in connection with the sale of shares of Common Stock of the Company included in the table of Selling Stockholders in the Prospectus, that the undersigned has sold the shares pursuant to the Prospectus and in a manner described under the caption "Plan of Distribution" in the Prospectus, and that such sale complies with all securities laws applicable to the undersigned, including, without limitation, the Prospectus delivery requirements of the Securities Act of 1933, as amended.

Selling Stockholder (the beneficial owner): ___________________________________

Record Holder (e.g., if held in name of nominee): _____________________________

Restricted Stock Certificate No.(s): __________________________________________

Number of Shares Sold:  _______________________________________________________

Date of Sale: _________________________________________________________________


      In the event that you receive a stock certificate(s) representing more shares of Common Stock than have been sold by the undersigned, then you should return to the undersigned a newly issued certificate for such excess shares in the name of the Record Holder and BEARING A RESTRICTIVE LEGEND. Further, you should place a stop transfer on your records with regard to such certificate.

                                           Very truly yours,

Date: ___________________                  By:  _______________________________

                                           Name: ______________________________

                                           Title: _____________________________

cc:   STAAR Surgical Company
      1911 Walker Avenue
      Monrovia, CA  91016
      Attn:  John Bily
      Chief Financial Officer